Press release
3rd July 2023

SiriusPoint and Compre complete significant reinsurance Loss Portfolio Transfer

SiriusPoint Ltd. (“SiriusPoint”), NYSE-listed (SPNT) global underwriter, and Compre, the Bermuda headquartered international legacy group, today announced the completion of a significant ground-up Loss Portfolio Transfer (“LPT”) of a diversified portfolio of primarily reinsurance business, the second that the companies have partnered on.

Compre has assumed approximately $1.3bn of reserves and the LPT has been underwritten by Compre’s class 3B Bermudian reinsurer, Pallas Reinsurance Company Ltd. The portfolio comprises several classes of business from 2021 and prior underwriting years. SiriusPoint retains claims handling authority on ongoing business.

SiriusPoint was advised by Gallagher Re and Mayer Brown LLP, and Compre was advised by Debevoise & Plimpton LLP and EY.

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Notes to Editors:

About SiriusPoint
SiriusPoint is a global underwriter of insurance and reinsurance providing solutions to clients and brokers around the world. Bermuda-headquartered with offices in New York, London, Stockholm and other locations, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents within our Insurance & Services segment. With over $3.0 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch. For more information, please visit www.siriuspt.com.

Compre is a leading legacy specialist with over 30 years of experience in the acquisition and management of discontinued and legacy non-life insurance and reinsurance business. Compre has experience of acquiring most classes of direct and reinsurance business, including general liability, marine and motor liability, and US APH. Compre has operations in Bermuda, Finland, Germany, Malta, the UK, the USA and at Lloyd’s of London. www.compre-group.com

Contacts

SiriusPoint Investor Relations
Dhruv Gahlaut,
dhruv.gahlaut@siriuspt.com
+44 7514 659 918

SiriusPoint Media
Sarah Hills,

Rein4ce
sarah.hills@rein4ce.co.uk
+44 7718882011

Compre Media
David Haggie /Richard Adams /Olivia Thomson
Haggie Partners
compre@haggie.co.uk
+44 20 7562 4444

Forward-Looking Statements
We make statements in this report that are forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of SiriusPoint. SiriusPoint is also subject to risks and uncertainties in connection with its ordinary course business, including the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, fluctuation in the results of operations; pandemic or other catastrophic event, such as the ongoing COVID-19 outbreak; uncertainty of success in investing in early-stage companies, such as the risk of loss of an initial investment, highly variable returns on investments, delay in receiving return on investment and difficulty in liquidating the investment; the costs, expense and difficulties of the integration of the operations of Third Point Reinsurance Ltd. and Sirius International Insurance Group, Ltd.; our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations, trends in insured and paid losses, regulatory and legal uncertainties and other risk factors described in SiriusPoint’s Annual Report on Form 10-K for the period ended December 31, 2022. Except as required by applicable law or regulation, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other circumstances after the date of this report.